UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2005

THE ELECTRIC NETWORK.COM INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-49891

(Commission File Number)

33-0860242

(IRS Employer Identification No.)

#1400-1500 West Georgia Street, Vancouver, British Columbia, V6G 2Z6

(Address of principal executive offices and Zip Code)

(604) 684-3027

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 8, 2005, we joined in a share purchase agreement between Mr. Brad W. Rudover, our current President and one of our current directors, and Dr. John Veltheer in order to evidence our consent to the sale of Mr. Rudover’s shares to Dr. Veltheer, and Mr. Rudover’s agreement to resign from his office of President of our company and from his seat on our Board of Directors in order to make way for Dr. Veltheer’s appointment to our Board of Directors and as our President. Pursuant to the agreement, John Veltheer purchased 4,500,000 shares of our common stock from Brad W. Rudover in consideration of the purchase price of $20,000. As a result of the share transfer, Dr. Veltheer now beneficially owns in excess of ten percent (10%) of the common shares of our company.

On November 8, 2005, Dr. Veltheer agreed to loan $10,000 to our company by way of an unsecured simple demand promissory note indicating that the principal amount plus simple interest calculated at a rate of 12% per annum, will be repayable in full on the first anniversary of the promissory note.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 8, 2005, Brad W. Rudover resigned as our president and a member of our board of directors and Dr. John E. Veltheer was appointed in his place as our new president and a member of our board of directors.

Dr. Veltheer, age 40, has had experience at the president, officer and director levels for the past eight years. From 1999 to 2000, Dr. Veltheer was president and director of SUMmedia.com Inc. (OTC-BB: ISUM), a U.S. reporting company, where, in addition to significant fundraising, he oversaw the running of one of the internet’s first eCoupon portals. From 2002 to 2003, Dr. Veltheer was the president and a director of Rapidtron, Inc. (OTC-BB: RPDT), a U.S. reporting company and a leading provider of Radio Frequency Smart access control and ticketing/membership systems, where he was responsible for SEC compliance and corporate governance. From 2003 to 2005, Dr. Veltheer was vice-president, business development and later chief operating officer and director of House of Brussels Chocolates, Inc. (OTC-BB: HBSL), a U.S. reporting company whose primary business is gourmet chocolate wholesaling. Dr. Veltheer is currently the chief executive officer, secretary, treasurer and a director of Vecten Corporation, a startup private equity fund. Dr. Veltheer continues to serve as the president and a director of Iridium Capital Inc., a private Canadian company that provides its clients with start-up consulting services.

Dr. Veltheer received his B.Sc. (Honours) from Queen’s University in 1988 and his Ph.D. from the University of British Columbia in 1993.

Given Mr. Rudover’s inability to source adequate financing to support the implementation of our business plan, he felt that it was in the best interest of shareholders to step aside and allow a public company veteran with a strong track record of fundraising and business model execution to make his best efforts to create shareholder value for us.

Our board of directors currently consists of Messrs. J. David Brow and John Veltheer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ELECTRIC NETWORK.COM INC.

/s/ J. David Brow

By: J. David Brow, Director

November 8, 2005